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                                                                    Exhibit 4.1A




                          CERTIFICATE OF ELIMINATION
                                      OF
                    SERIES A PARTICIPATING PREFERRED STOCK
                                      OF
                           BAXTER INTERNATIONAL INC.

                                    *******

          Baxter International Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"),

          DOES HEREBY CERTIFY:

FIRST: That the board of directors of the Company, at a meeting duly called and held on November 17, 1998, adopted the following resolution:

          "RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to execute a Certificate of Elimination with respect to the Company's Series A Participating Preferred Stock (the "Certificate of Elimination") on or after March 22, 1999, in such form as the officer executing the same shall determine to be necessary, advisable or appropriate, such determination to be conclusively established by the execution thereof, and to file the executed Certificate of Elimination with the Secretary of State of the State of Delaware."

SECOND: None of the authorized shares of the Company's Series A Participating Preferred Stock are outstanding and none will be issued.

THIRD: In accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation is hereby amended to eliminate all reference to the Company's Series A Participating Preferred Stock.

          IN WITNESS WHEREOF, said Baxter International Inc., has caused this certificate to be signed by Jan Stern Reed, its Secretary this 29th day of April, 1999.


                                          Baxter International Inc.


                                    By:   /s/ Jan Stern Reed
                                          ---------------------
                                          Jan Stern Reed, Secretary